UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KUNEKT CORPORATION

(Name of small business issuer in its charter)

Nevada	7380	26-1173212

(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

738 Broughton Street, Suite 302 Vancouver, British Columbia V6G 3A7, Canada (775) 720-1362

(Address and telephone number of principal executive offices)

(Address of principal place of business or intended principal place of business)

STATE AGENT & TRANSFER SYNDICATE, INC. 112 North Curry Street Carson City, NV 89703-4934 (775) 882-1013

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered [1]	Amount to be registered	Proposed maximum offering price per unit [2]	Proposed maximum aggregate offering price	Amount of registration fee [3]
Common Stock	4,000,000	$0.02	$80,000	$2.46

[1]

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

[2]

The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[3]

Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

 Subject to Completion ______, 2008

KUNEKT CORPORATION
A NEVADA CORPORATION

4,000,000 SHARES OF COMMON STOCK OF KUNEKT CORPORATION

Prior to this offering, there has been no public trading market for our common stock. Our common stock is not presently traded on any market or securities exchange. We are registering 4,000,000 shares of our common stock for sale to the public. We are selling all of the shares. The price for the shares will be $0.02 per share until the shares are quoted on the Over-The-Counter Bulletin Board or an exchange, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will be traded on the Over-The-Counter Bulletin Board or on any exchange.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 7.

PLEASE READ THIS PROSPECTUS CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No underwriter or person has been engaged to facilitate the sale of shares of common stock being sold in this offering. No underwriting commissions will be paid or are payable on this offering. We will receive all proceeds from the sale of the shares being registered.

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____________, 2008.

Page No.

Summary of our Prospectus

5

Risk Factors

7

Forward-Looking Statements

17

Use of Proceeds

18

Determination of Offering Price

18

Dilution

18

Plan of Distribution

19

Legal Proceedings

20

Directors, Executive Officers, Promoters and Control Persons

20

Security Ownership of Certain Beneficial Owners and Management

22

Description of Securities

22

Stock Transfer Agent

24

Reports to Security Holders

24

Disclosure of the Commission Position of Indemnification for Securities Act Liabilities

24

Description of Business

24

Management's Discussion and Analysis or Plan of Operation

27

Description of Property

29

Certain Relationships and Related Transactions

30

Market for Common Equity and Related Stockholder Matters

30

Executive Compensation

31

Interest of Named Experts and Counsel

32

Expert

32

Financial Statements

33

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

34

As used in this prospectus, the terms “we”, “us”, and “our” refer to Kunekt Corporation unless otherwise indicated.

SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

SUMMARY INFORMATION ABOUT OUR COMPANY

We were incorporated in the State of Nevada as a for-profit company on October 1, 2007 and established a fiscal year end of October 31. We are a development-stage company organized to enter into the financial account card market with a proprietary patent pending financial account card product and related services that we intend to develop. We expect to provide to personal and business consumers, a new single financial account card (similar in form to a charge card or credit card), which new single financial account card is linked to multiple financial accounts. This single financial account card would reduce the security risk associated with carrying multiple cards around, and it would be able to access multiple financial accounts for a single purchase. In this way, varying amounts of available funds or available credit lines associated with these multiple financial accounts would be available to a cardholder for a single purchase, reducing the likelihood of a rejection of the purchase.

We may compete with traditional financial account card providers, such as American Express, VISA, MasterCard, DiscoverCard, etc. However, we will offer a product and related services, which enhance a consumers experience using these providers’ financial cards and as such, may partner with, rather than compete with, such traditional financial account card providers. At this time, our founder, Mark Bruk, believes that a competing single financial account card product does not exist in the marketplace.

At this time, Mark Bruk, our founder, believes he will be successful in receiving a patent in respect of his non-provisional patent application, which was filed with the United States Patent and Trademark Office on May 31, 2007 (on the average, patents are granted in of about two out of every three applications for patents which are filed). On October 15, 2007, Mr. Bruk licensed to us, on an exclusive basis, all worldwide rights, title and interest in and to his non-provisional patent application.

Our business office is located at 738 Broughton Street, Suite 302, Vancouver, British Columbia V6G 3A7, Canada and our telephone number is (775) 720-1362, fax (866) 386-6365. Our United States and registered statutory office is located at 112 North Curry Street, Carson City NV 89703-4934, telephone number (775) 882-1013.

As of October 31, 2007, the end of the most recent fiscal year, we had raised $10,000 through the sale of our common stock and there was $6,466 of cash on hand in the corporate bank account. We currently have liabilities of $19,652. In addition, we anticipate incurring costs associated with this offering totaling approximately $16,003. As of the date of this prospectus, we have generated no revenues from our business operations.

SUMMARY OF THE OFFERING BY OUR COMPANY

We have 10,000,000 shares of common stock issued and outstanding and are registering an additional 4,000,000 shares of common stock for offering to the public. We may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by our company, common stock, par value $0.001.	Up to 4,000,000 shares of common stock are offered by our company.
Offering price per share by our company.	A price, if and when we sell the shares of common stock, is set at $0.02.

Number of shares outstanding before the offering of common shares.	10,000,000 shares of common stock are currently issued and outstanding.
Minimum number of shares to be sold in this offering.	None.
Market for the common shares.

There is no public market for the common stock. The price per share is $0.02.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted a listing, a market for the common stock may not develop.

Use of proceeds.

We will receive all proceeds from the sale of the common stock by us. If all 4,000,000 shares of common stock being offered by us are sold, the total gross proceeds to us would be $80,000. We intend to use the proceeds from this offering to design the first prototype of our financial account card and some of the core related services, and other general corporate and working capital purposes, at an estimated total cost of $80,000. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $16,003 are being paid for by us.

Termination of the offering.

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. We may at our discretion extend the offering for an additional 90 days.

Terms of the offering.	Our president and sole director will sell the common stock upon approval of this registration statement.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the period stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with the “Management's Discussion and Analysis or Plan of Operation” section and the financial statements and the related notes thereto included elsewhere in this prospectus.

BALANCE SHEET	AS OF OCTOBER 31, 2007
Total Assets	$23,912
Total Liabilities	$19,652
Shareholder's Equity	$4,260

OPERATING DATA	OCTOBER 1, 2007 (INCEPTION) THROUGH OCTOBER 31, 2007
Revenue	$0.00
Net Income (Loss)	$(5,740)
Net Income (Loss) Per Share	($0.00)

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We have had no operations and have been issued a "going concern" opinion from our auditors, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

We are subject to those financial risks generally associated with development stage companies. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and the financial account card industry. Rapid changes in industry standards and regulations for financial account cards (charge cards and credit cards) may require us to significantly modify our products and services before profitable operations can be attained. We may be unable to modify our products and services on a timely basis. Moreover, there is no guarantee that our products and services will allow us to achieve profitable operations in the future.

We consider the following to be the material risks to an investor regarding this offering. We should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our October 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. We believe that if we do not raise at least $60,000 from our offering we may be required to suspend or cease activities within 12 months. Since there is no minimum or refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. Further, if we cannot raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans.

We have incurred an accumulative net loss of $5,740 for the period from October 1, 2007 (inception) to October 31, 2007 and we have had no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale, to personal and business consumers, of our proprietary patent pending financial account card product and related services. After the completion of this offering, we plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

As we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our current operating funds are not adequate for corporate existence over the next twelve months. Our cash balance as of October 31, 2007 is $6,466. We anticipate our minimum average ongoing monthly expenses over the next twelve months to be $5,000 per month, or $60,000 for the twelve month period. We will require additional financing in order to maintain our corporate existence and status as a reporting issuer and implement our business plans and strategy. We intend to raise additional capital through private placements once we gain a quotation on the Over-The-Counter Bulletin Board or a listing on a recognized exchange, for which there is no assurance.

Currently, management cannot provide investors with an accurate estimate of the additional proceeds required to complete the design and development of our new financial account card and related services, establish our sales and marketing initiatives, design and develop our website, and build our customer base by soliciting product orders and service contracts from consumers (initially American and Canadian consumers). Investors should be aware that even if we complete the design and development of our new financial account card and related services, and commence operations, the costs associated with providing our new financial account card and related services may be cost prohibitive, which would result in the total loss of any investment made in our company. Additionally, if we are not successful in earning revenues once we have our new financial account card and related services and have commenced business operations, we may require additional financing to sustain business operations.

Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to attract interest from potential customers for our new financial account card and related services, changes in the financial account card marketplace, and investor sentiment. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that we will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of our operations and upon our financial conditions.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IF ANY, WE MAY NEVER ACHIEVE PROFITABILITY.

Prior to the completion of the design and development of our financial account card and related services, establishing our sales and marketing initiatives, and designing and developing our website, we anticipate that we will incur increased operating expenses without realizing any revenue. Based upon current plans, we expect to incur operating losses in future periods. Anticipated losses will occur because there are expenses associated with the design and development of our financial account card and related services, establishing our sales and marketing initiatives, and designing and developing our website. In addition to annual expenses, we will incur additional legal expenses in respect of the continued efforts to have our patent application granted and to file similar applications in certain target market countries (other than the U.S. and Canada, the target market countries have not yet been identified at the time of this prospectus). These funds are anticipated to be derived from the share offering by us contained herein.

Within the next 12 months, increases in expenses associated with the design and development of our financial account card and related services, establishing our sales and marketing initiatives, and designing and developing our website will be attributed primarily to the cost of financial services’ consultants, design consultants and website development consultants.

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development-stage company and have not begun the initial stages of the design and development of our financial account card and related services, establishing our sales and marketing initiatives, or designing and developing our website. We were incorporated on October 1, 2007 and to date have been involved primarily in organizational activities and researching the financial account card marketplace. Thus we have no way to evaluate the likelihood that we will be able to operate our business successfully.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the design and development expenses. As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue may cause us to go out of business, which will result in the complete loss of your investment.

OUR SOLE OFFICER AND DIRECTOR IS A NON-RESIDENT OF THE UNITED STATES.

Mark Bruk, our sole officer and director, is a non-resident of the United States. Accordingly, investors in this offering may not feel comfortable investing in a company whose management is outside of the country and may have concerns regarding the future stability of the company. There can be no assurance management will ever be run by residents of the United States.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mark Bruk, our sole officer and director, has other outside business activities and currently devotes approximately 10-12 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Bruk, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE OUR COMPANY, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO CONTINUE OPERATIONS.

We are entirely dependent on the efforts of Mark Bruk, our sole officer and director. The loss of our sole officer and director, or of other key personnel hired in the future, could have a material adverse effect on the business and our prospects.  There is no guarantee that replacement personnel, if any, will help our company to operate profitably. We do not maintain key person life insurance on Mr. Bruk.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE IN THE FINANCIAL ACCOUNT CARD BUSINESS, WE MAY NEVER BE SUCCESSFUL IN IMPLEMENTING OUR BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Mark Bruk, our sole officer and director, has no direct experience in the sales and marketing of financial account cards. As a result, he may not be fully aware of many of the specific requirements of operating a financial account card and related services’ business. His decisions and choices may also not account for the business or sales strategies which are commonly deployed in the financial account card industry. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to his lack of experience in this area. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

COMPENSATION MAY BE PAID TO OUR OFFICERS, DIRECTORS AND EMPLOYEES REGARDLESS OF OUR PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND OUR ABILITY TO FINANCE OUR BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO FAIL.

Mark Bruk, our sole officer and director, is receiving compensation and any future employees of our company may be entitled to receive compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Any compensation received by Mr. Bruk, or any other personnel in the future, will be determined from time to time by the board of directors, which currently consists of Mr. Bruk, or Mr. Bruk in his capacity as our sole officer, as applicable. We expect to reimburse our sole officer and director and any future personnel for any direct out-of-pocket expenses they incur on behalf of us.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

Mark Bruk, our sole officer and director, currently own 100% of the outstanding shares and will own over 70% after this offering is completed. As a result, he may be able to choose all of our directors and control the direction of our company. Our sole officer and director's interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to our company.

INVESTING IN OUR COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire investment amount. Our business objectives are also speculative and we may be unable to satisfy those objectives. The shareholders of our company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in our company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

THERE CURRENTLY IS NO MARKET FOR OUR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Currently, our stock is not traded and we cannot provide investors with any assurance that it will be traded, or if traded, that a market will develop. If no market develops, the holders of our common stock may find it difficult to sell their shares. Further, even if a market develops, our common stock will be subject to volatility (price fluctuations).

We cannot apply directly to be quoted on the Over-The-Counter Bulletin Board. We may consider pursuing a quotation on the Over-The-Counter Bulletin Board after this registration becomes effective and we have completed our offering. However, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the Over-The-Counter Bulletin Board.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

IF WE ARE DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of our dissolution, any proceeds realized from the liquidation of our assets will be distributed to the shareholders only after all claims of our creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

INVESTORS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since we have recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on our past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to our obtaining a listing on any exchange, or becoming quoted on the Over-The-Counter Bulletin Board, if ever.

SINCE WE HAVE 66,000,000 AUTHORIZED SHARES, OUR MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING OUR CURRENT SHARE HOLDERS' EQUITY.

We have 66,000,000 authorized shares (65,000,000 common shares with a par value of $0.001 per share and 1,000,000 preferred shares with a par value of $0.01 per share), of which only 10,000,000 common shares are currently issued and outstanding and only 14,000,000 common shares will be issued and outstanding after this offering terminates. We do not anticipate issuing any preferred shares in the foreseeable future. Our management could, without the consent of our then existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our then existing shareholders. Additionally, large share issuances by us would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for developing our financial account card products and related services.

SINCE WE ARE A DEVELOPMENT-STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on either our common stock or preferred stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

OUR INABILITY TO RECEIVE A PATENT ON OUR NON-PROVISONAL PATENT APPLICATION FILED WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE COULD IMPAIR OUR ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY SUCCESSFULLY.

On May 31, 2007, our founder, Mark Bruk, filed a non-provisional patent application with the United States Patent and Trademark Office for our financial account card product. On October 15, 2007, Mark Bruk licensed, on an exclusive basis, all worldwide rights, title and interest in and to the non-provisional patent application to us. Mr. Bruk, and his counsel, did an extensive patent search to determine whether his patent application would meet the United States Patent and Trademark Office’s definition of a patentable invention and whether any existing patents or pending patent applications might preclude the United States Patent and Trademark Office from granting the patent, and concluded that the application should be filed (on the average, patents are granted in of about two out of every three applications for patents which are filed). This patent search process is not infallible and therefore does not guarantee that our founder will be granted a patent. If Mr. Bruk is not granted a patent, we would be required to compete in the financial account card market without the protection of a patent, and this could have a material adverse effect on our ability to establish a base of customers. The inability of Mr. Bruk to obtain a patent could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of our operations and our financial condition.

IF WE DO NOT FILE PATENT APPLICATIONS OR DO NOT RECEIVED A PATENT IN CERTAIN TARGET MARKET COUNTRIES, OUR RIGHTS IN SUCH COUNTRIES MAY BE NIL.

If, due to any number of reasons, we decide not to file patent applications in certain target market countries (which have not been determined other than the U.S. and Canada), our rights in such countries may be nil and this could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of our operations and our financial condition. If we do file and are unable to obtain a patent in certain target market countries, this could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of our operations and our financial condition.

DUE TO OUR DEPENDENCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE AND COMPUTER SOFTWARE, ANY SYSTEMS DISRUPTIONS OR OPERATING MALFUNCTIONS WOULD AFFECT OUR COSTS OF DOING BUSINESS AND COULD CAUSE OUR BUSINESS TO FAIL.

We will market our financial account card product and related services through our website and the Internet. We will rely upon the Internet to contact and solicit orders from prospective customers, and to distribute and receive payment for our financial account card and related services. Our success will be depend in part on computer systems that interconnect our software systems with those of financial account card issuers, and e-commerce connections that allow us to collect revenues for the products and services we provide. Operating malfunctions in the software systems of financial institutions and other parties would have an adverse affect on our operations.

OUR BUSINESS DEPENDS ON THE DEVELOPMENT AND MAINTENANCE OF THE INTERNET INFRASTRUCTURE.

The success of our services will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services.

WE MAY BE UNABLE TO PROTECT OR ENFORCE OUR OWN INTELLECTUAL PROPERTY RIGHTS ADEQUATELY.

We regard the protection of our trademarks, copyrights, patents, domain names, trade dress, and trade secrets as critical to our success. We will aggressively protect our intellectual property rights by relying on a combination of trademark, copyright, patent, trade dress and trade secret laws, and through the domain name dispute resolution system. We will also rely on contractual restrictions to protect our proprietary rights in products and services. We will enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to and disclosure of our proprietary information. These contractual arrangements and the other steps we will take to protect our intellectual property may not prevent misappropriation of our technology or deter independent development of similar technologies by others. We will pursue the registration of our domain names, trademarks, and service marks in the U.S. and internationally. Effective trademark, copyright, patent, domain name, trade dress, and trade secret protection is very expensive to maintain and may require litigation. We will have to protect our trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and financial account card industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights.  As we face increasing competition, the possibility of intellectual property rights claims increases.  Our proprietary patent pending financial account card product may not be able to withstand any third-party claims or rights against its use.  Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention.  An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights.  We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses.  The technology also may not be available for license to us at all.  As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense.  If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively.  Any of these results could harm our brand and operating results.

IF WE CANNOT CREATE A SIGNIFICANT MARKET FOR OUR FINANCIAL ACCOUNT CARD PRODUCT AND RELATED SERVICES IN WHAT IS AN EXTREMELY COMPETITIVE INDUSTRY, OUR BUSINESS WILL FAIL AND OUR SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Our strategy for growth is substantially dependent upon our ability to market our financial account card products and related services successfully to prospective customers. However, our planned financial account card and related services may not achieve significant acceptance among consumers. Such acceptance, if achieved, may not be sustained for any significant period of time. There is no guarantee that any substitute products or services we develop will be sufficient to permit us to recover our associated costs. Failure of our products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial condition and the results of our operations.

THERE IS A RISK THAT WE MAY BE UNABLE TO CONTINUE OUR SERVICES OR CONTINUE OPERATIONS IF WE EXPERIENCE UNINSURED LOSSES OR AN ACT OF GOD.

We may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our computer systems could be rendered inoperable for protracted periods of time, which would impair our ability to distribute software updates or collect revenues and thus adversely affect our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

OUR ENTIRE BUSINESS STRATEGY IS DEPENDENT ON THE SALE OF OUR FINANCIAL ACCOUNT CARD PRODUCT AND RELATED SERVICES. IF WE ARE UNABLE TO ACHIEVE OUR SALES ESTIMATES WE MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

Our strategy for growth may be substantially dependent upon our ability to market and distribute our financial account card product and related services successfully and may require us to introduce successful new products and services. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us. There can be no assurance that we will be able to market and distribute our products and services on acceptable terms, or at all. There can be no assurance that we will be able to develop new products and services that will be commercially successful. Failure to market our products and services successfully, or develop, introduce and market new products and services successfully, could have a material adverse effect on our business, financial condition or the results of our operations.

OUR FAILURE TO MANAGE CUSTOMER FUNDS PROPERLY WOULD HARM OUR BUSINESS.

Our ability to manage and account accurately for customer funds will require a high level of internal controls. We have no operating history or management experience in managing these internal controls. Our success will require significant public confidence in our ability to handle large and growing transaction volumes and amounts of customer funds. Any failure to maintain necessary controls or to manage accurately customer funds could diminish customer use of our product severely.

CUSTOMER COMPLAINTS OR NEGATIVE PUBLICITY ABOUT OUR CUSTOMER SERVICE COULD DIMINISH USE OF OUR SERVICES.

Customer complaints or negative publicity about our customer service could severely diminish consumer confidence in and use of our services. Measures we will be taking to combat risks of fraud and breaches of privacy and security could damage relations with our customers. These measures will heighten the need for prompt and accurate customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could significantly impact our profitability. Failure to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer and we may lose our customers’ confidence.

Because we will be providing a financial service and operating in a regulated environment, we must provide telephone as well as email customer service and must resolve certain customer contacts within very short time frames. If we are unable to provide quality customer support operations in a cost-effective manner, our customers may have negative experiences, we may receive additional negative publicity, our ability to attract new customers may be damaged, and we could become subject to litigation. As a result, revenues could suffer, or operating margins may decrease.

WE ARE DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

Initially, and for the foreseeable future, we will depend upon third party independent contractors to design, develop and supply our financial account card product and related services. Further, we plan on retaining independent contractors to provide other essential services to the company. We also anticipate hiring contractors to build our website. Such third party suppliers and contractors have no fiduciary duty to the shareholders of our company and may not perform as expected. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

THE FINANCIAL ACCOUNT CARD INDUSTRY IS CLOSELY REGULATED AND CHANGES IN LAWS AND PRACTICES MAY HAVE AN ADVERSE AFFECT ON OUR ABILITY TO MARKET OUR PRODUCTS AND SERVICES.

The United States and Canada closely regulate the financial account card industry. There is a substantial risk that we may be materially and adversely affected by new state or federal regulations or consumer initiatives directed against the financial account card industry in general. Our inability or failure to comply with any adverse changes in the regulatory environment, such as new laws and regulations or new interpretations of existing laws and regulations, could result in fines, class-action litigation or interruption or cessation of certain of our business activities. Any of these events would hurt our customer base and could have a material and adverse effect upon our business, operating results and financial condition.

GOVERNMENT INQUIRIES MAY LEAD TO CHARGES OR PENALTIES.

A large number of transactions will most likely occur on our website. We are subject to laws relating to the use and transfer of personally identifiable information about our users, especially for financial information and for users located outside of the U.S. New laws in this area have been passed by several jurisdictions, and other jurisdictions are considering imposing additional restrictions. Violation of these laws, which in many cases apply not only to third-party transactions but also to transfers of information between ourselves and our subsidiaries, and between ourselves, our subsidiaries, and other parties with which we have commercial relations, could subject us to significant penalties and negative publicity and could adversely affect us.

CHANGES TO CREDIT CARD ASSOCIATION, RULES, OR PRACTICES COULD HARM OUR BUSINESS.

Because we are not a bank, we cannot belong to or directly access credit card associations, such as American Express, VISA, MasterCard, DiscoverCard, etc. As a result, we will have to rely on banks or payment processors to process transactions. We will also be required by our processors to comply with credit card association operating rules, and we may have to agree to reimburse our processors for any fines they are assessed by credit card associations as a result of any rule violations by us. The credit card associations and their member banks set and interpret the credit card rules. Some of those member banks may compete with us. American Express, VISA, MasterCard or DiscoverCard could adopt new operating rules or re-interpret existing rules that we or our processors might find difficult or even impossible to follow. As a result, we could lose our ability to give customers the option of using credit cards to fund their transactions. If we are unable to accept credit cards, our business would be seriously, and possibly irreparably, damaged.

We will be required to comply with credit card associations’ special operating rules for Internet payment services. We could be subject to fines from American Express, VISA, MasterCard, DiscoverCard, etc. if we fail to detect that merchants are engaging in activities that are illegal or that are considered “high risk,” primarily the sale of certain types of digital content. For “high risk” merchants, we must either prevent such merchants from using our products or register such merchants with American Express, VISA, MasterCard or DiscoverCard and conduct additional monitoring with respect to such merchants. We may incur fines from our credit card processor relating to our failure to detect the use of our service by “high risk” merchants. The amount of these fines could be material, and could result in a termination of our ability to accept credit cards or changes in our process for registering new customers, which would seriously damage our business. We intend to provide controls over such misuse; however, there is no guarantee that our systems will be completely successful in preventing such misuse.

IF WE WERE FOUND TO BE SUBJECT TO OR IN VIOLATION OF ANY U.S. LAWS OR REGULATIONS GOVERNING BANKING, MONEY TRANSMISSION, OR ELECTRONIC FUNDS TRANSFERS, WE COULD BE SUBJECT TO LIABILITY AND FORCED TO CHANGE OUR BUSINESS PRACTICES.

A number of U.S. states have enacted legislation regulating money transmitters. To date, we have not obtained a license in any of these jurisdictions. If we become a licensed money transmitter, we will be subject to bonding requirements, restrictions on our investment of customer funds, reporting requirements, and inspection by state regulatory agencies. If we were found to be in violation of any money services laws or regulations, we could be subject to liability, forced to cease doing business with residents of certain states, or forced to change our business practices. Any change to our business practices that would make the service less attractive to customers or prohibit its use by residents of a particular jurisdiction could decrease the velocity of trade and could harm our business. Even if we are not forced to change our business practices, we could be required to obtain additional licenses or regulatory approvals that could impose a substantial cost on us.

We believe that the licensing or approval requirements of the U.S. Office of the Comptroller of the Currency, the Federal Reserve Board, and other federal or state agencies that regulate banks, bank holding companies, or other types of providers of e-commerce services do not apply to us, except for certain money transmitter licenses mentioned above. However, one or more states may conclude that we are engaged in an unauthorized banking business. If we are found to be engaged in an unauthorized banking business in one or more states, we might be subject to monetary penalties and adverse publicity and might be required to cease doing business with residents of those states or could be subject to fines and penalties. The need to comply with state laws prohibiting unauthorized banking activities could also limit our ability to enhance our services in the future. Any change to our business practices that makes the service less attractive to customers or prohibits its use by residents of a particular jurisdiction could decrease the velocity of trade and could harm our business.

Although we has not yet applied for or received any interpretations to date, we are assuming that our service is subject to the Electronic Fund Transfer Act and Regulation E of the Federal Reserve Board. As a result, among other things, we must provide advance disclosure of changes to our service, follow specified error resolution procedures and absorb losses above $50 from transactions not authorized by the consumer. In addition, we are subject to the financial privacy provisions of the Gramm-Leach-Bliley Act, state financial privacy laws, and related regulations. As a result, some customer financial information that we receive is subject to limitations on reuse and disclosure. Existing and potential future privacy laws may limit our ability to develop new products and services that make use of data gathered through its service. The provisions of these laws and related regulations are complicated, and we do not have extensive experience in complying with them. Even technical violations of these laws can result in penalties of up to $1,000 for each non-compliant transaction. Any violations could expose us to significant liability. Any negative view in the public’s perception of our compliance with privacy laws and policies could also negatively impact our business.

OUR STATUS UNDER BANKING OR FINANCIAL SERVICES LAWS OR OTHER LAWS IN MARKETS OUTSIDE THE U.S. IS UNCLEAR.

In markets other than the U.S. and Canada, we may have to serve our customers through a wholly-owned offshore subsidiary of our company. In many of these markets, it is not yet clear whether our offshore-based service will be subject to local law or, if it is subject to local law, whether such local law requires a payment processor like us to be licensed as a bank or financial institution or otherwise. Even if we are not required to obtain a license in those countries, future localization or targeted marketing of our service in those countries could require licensure and other laws of those countries (such as data protection and anti-money laundering laws) may apply. If we were found to be subject to and in violation of any foreign laws or regulations, we could be subject to liability, forced to change our business practices or forced to suspend providing services to customers in one or more countries. Alternatively, we could be required to obtain licenses or regulatory approvals that could impose a substantial cost on us and involve considerable delay to the provision or development of our product and services. Delay or failure to receive such a license would require us to change our business practices or features in ways that would adversely affect our international expansion plans and could require us to suspend providing services to customers in one or more countries.

AS OUR PRODUCTS ARE INTENDED FOR USE IN THE FINANCIAL ACCOUNT CARD INDUSTRY, ANY DOWNTURN IN THE INDUSTRY WOULD REDUCE THE DEMAND FOR OUR PRODUCTS AND SERVICES AND COULD MAKE OUR BUSINESS UNPROFITABLE.

We have identified a growing market in the financial account card industry for our financial account card product and related services. Many factors could lead to a downturn in this industry, such as changes in the financial account card industry’s regulatory environment. Any such industry downturn would restrict our target market and adversely affect our ability to conduct our business and achieve profitability.

OUR BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND WE MAY FAIL TO MEET SALES LEVELS REQUIRED IN ORDER TO REMAIN IN BUSINESS.

We anticipate that revenue from the sale of our products and services will be derived from customers located primarily in the U.S. and Canada. Since financial account cards are issued in other countries as well, we anticipate that international sales may account for a portion of our revenues. There can be no assurance that we will be able to manage any international operations effectively or that our activities will enable us to compete successfully in international markets or to satisfy the product, service and support requirements of customers in international markets. There can be no assurance that any of these factors will not have a material adverse effect on our business, financial condition, and results of operations.

We may sell our services and products in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose us to risks in this regard. Our results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor our exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on our results of operations, or financial condition.

OUR COMPETITORS MAY INFRINGE ON OUR CUSTOMER BASE AND HAVE AN ADVERSE EFFECT UPON OUR BUSINESS AND THE RESULTS OF OPERATIONS.

We have identified a market opportunity for our financial account card product and related services in the financial account card market. Competitors may enter this segment of the financial account card market with superior products and services, thus rendering our products and services obsolete and nullifying our competitive advantage. There may be traditional financial account card providers, such as American Express, VISA, MasterCard, DiscoverCard, etc., that are better financed and have long standing relationships with our primary potential customers. Even if we are successful in receiving a patent on our non-provisional patent application filed with the United States Patent and Trademark Office, there can be no guarantee that such pre-existing companies will not mimic our business model and financial account card product and related services. This would infringe on our customer base and have an adverse affect upon our business and the results of our operations.

WE MAY SUFFER FROM RAPIDLY CHANGING PRODUCTS, SERVICES AND TECHNOLOGIES, WHICH COULD MAKE OUR PRODUCTS AND SERVICES OBSOLETE.

The financial account card industry is generally characterized by rapidly changing products, services and technologies that could result in the obsolescence or short life cycles of our financial account card product and related services. These market characteristics are exacerbated by the changing nature of the financial account card business and the fact that in the near future many companies may introduce financial account card products and related services similar to those offered by us. Accordingly, our ability to compete will depend upon our ability to continually enhance and improve our financial account card product and related services, and to provide new and innovative services. Competitors may develop services or technologies that render those of our company obsolete or less marketable. In addition, our systems and services may not prove to be sufficiently reliable or robust in wide spread commercial application.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 7 above, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	IF 25% OF SHARES SOLD	IF 50% OF SHARES SOLD	IF 75% OF SHARES SOLD	IF 100% OF SHARES SOLD
GROSS PROCEEDS FROM THIS OFFERING	$20,000	$40,000	$60,000	$80,000
LESS: OFFERING EXPENSES
Legal and auditing expenses	14,800	14,800	14,800	14,800
SEC Filing Expenses (incl. edgarizing fee)	1,203	1,203	1,203	1,203
SUB-TOTAL	$16,003	$16,003	$16,003	$16,003
LESS: DEVELOPMENT EXPENSES
Consultants (design, development and web)	2,997	11,997	20,997	39,997
SUB-TOTAL	$2,997	$11,997	$20,997	$39,997
LESS: ADMINISTRATIVE EXPENSES
Office supplies, Telephone, Facsimile, Internet	1,000	2,000	3,000	4,000
SUB-TOTAL	$1,000	$2,000	$3,000	$4,000
LESS: PAYMENTS ON NOTES PAYABLE
Payment against Notes Payable	-	10,000	20,000	20,000
SUB-TOTAL	-	$10,000	$20,000	$20,000
TOTALS	$20,000	$40,000	$60,000	$80,000
The above figures represent only estimated costs.

Accordingly, the majority of the funds raised through this offering will be used to (i) begin the design and development of our financial account card and related services, establish our sales and marketing initiatives, and design and develop our website, and (ii) pay out the notes payable due to Mark Bruk, our founder. Expenditures for consulting services include the costs of designing, developing and market our financial account card and related services (including our website).

DETERMINATION OF OFFERING PRICE

The price of the current offering is fixed at $0.02 per share. As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by our sole officer and director for 10,000,000 common shares of our company on October 15, 2007. Our sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder. Mark Bruk, our sole officer and director, is currently the only stockholder of our company.

As of October 31, 2007, we had a negative net tangible book value of $(13,186) or $(0.00) per share. Following is a table detailing dilution to investors if 25%, 50%, 75% or 100% of the offering of the 4,000,000 shares by our company is sold:

	25%	50%	75%	100%
Offering Price	$0.02	$0.02	$0.02	$0.02
Net tangible book value per share before offering	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net tangible book value per share after offering	$0.00	$0.00	$0.00	$0.00
Increase to the existing stockholder in net tangible book value per share after offering	$0.00	$0.00	$0.00	$0.01
Immediate Dilution (subscription price of $0.02 less net tangible book value per share after offering)	$0.02	$0.02	$0.02	$0.02

PLAN OF DISTRIBUTION

The offering price is $0.02 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us. The offering will be for a maximum period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

We will sell the shares in this offering through Mark Bruk, our sole officer and director. We have no intention of inviting broker-dealer participation in this offering. Mr. Bruk will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our shares. Mr. Bruk will not receive commission from the sale of the shares. He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with our company may participate in the offering of our securities and not be deemed to be a broker-dealer. The conditions are that:

•

The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, at the time of his or her participation; and,

•

The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•

The person is not at the time of his or her participation, an associated person of a broker-dealer; and,

•

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 under the Securities Exchange Act of 1934, in that he or she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Bruk has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Bruk is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Bruk is and will continue to be our officer and director at the end of the offering and has not been during the last 12 months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Bruk has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation. Mr. Bruk intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectuses to potential investors at the meetings and to our friends, relatives and business associates of Mr. Bruk, who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

•

execute and deliver a subscription agreement;

•

deliver a check or certified funds to us for acceptance or rejection.

All checks or certified funds for subscriptions must be made payable to “KUNEKT CORPORATION”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our sole officer and director will not be purchasing any of the shares of common stock offered by us in this offering. We will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Securities Exchange Act of 1934. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge and no such proceedings are threatened or contemplated by any party.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

At each annual meeting of stockholders, directors will be elected to hold office until the next annual meeting of the stockholders. Each director will hold office until the expiration of the term from which elected and until a successor has been elected and qualified. The officers of our company are appointed by our board of directors and hold office for such term as may be prescribed by our board of directors and until such person’s successor has been chosen and qualified, or until such person’s death or resignation, or until such person’s removal from office.

The name, address, age, and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Mark Bruk #302 – 738 Broughton Street Vancouver, British Columbia Canada V6G 3A7	49	President, Secretary, Treasurer and a Director

On October 1, 2007, Mark Bruk was appointed as our sole director. On October 2, 2007, Mr. Bruk was appointed as our President, Secretary and Treasurer.

Mr. Bruk is Vice Chairman and a director of CounterPath Corporation, a Nevada corporation, whose shares are quoted on the Over-The-Counter Bulletin Board under the symbol COPA.

BACKGROUND OF OFFICER AND DIRECTOR

Mark Bruk is the founder of our company and has been our President, Secretary, Treasurer since October 2, 2007 and our sole director since inception (October 1, 2007). Mr. Bruk has been involved primarily in software development over the past 23 years.

Prior to founding our company he was the founder, Chief Executive Officer and Chairman of CounterPath Corporation from its inception in October 2001 to August 2007 where he had overall control of the company's development and direction. CounterPath Corporation is a world leader in the development of innovative multimedia VoIP (Voice over Internet Protocol) softphones and SIP applications. CounterPath has a flexible, user friendly and feature-rich product suite, which enables its clients to cost-effectively integrate or bundle voice, video, presence and IM applications into their VoIP solutions. CounterPath Corporation’s clients include some of the world’s largest telecommunications service providers and network equipment providers, including Alcatel-Lucent, AT&T, BT (British Telecommunications PLC), Cisco Systems, Deutsche Telekom and Portugal Telecom. Since August 2007, he is Vice Chairman and a director of CounterPath Corporation.

Prior to founding CounterPath Corporation, he was the founder and Chief Executive Officer and Chairman of eduverse.com where he had overall control of the company's development and direction, and also managed operations in Asia. eduverse.com signed agreements with the Ministry of Education, China, the Ministry of Education, Malaysia, the Ministry of University Affairs, Thailand, AOL, StarTV, Sina, ZapMe, Acer, eHola, The Star (Malaysia), and Proctor and Gamble Manufacturing (Thailand) Co., Ltd.

Prior to founding eduverse.com, Mr. Bruk served as Vice President of applications and subsequently Vice President of Research & Development for PhotoChannel Networks Inc. (formerly InMedia Presentations, Inc.), a multimedia software company (PhotoChannel). Under Mr. Bruk's initiative and management, PhotoChannel developed the world's first web-based 100% pure HTML slideshow player and the world's first 100% pure Java slide show player. PhotoChannel's software was bundled with digital cameras manufactured by Casio, Nikon, Olympus and Kodak.

CONFLICTS OF INTEREST

At the present time, we do not foresee any direct conflict of interest between Mr. Bruk's other business interests and his involvement in our company. Mr. Bruk has the flexibility to work on our company approximately 10-12 hours per week. He is prepared to devote more time to our operations as may be required.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our director, executive officer and control person has not been involved in any of the following events during the past five years:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming 100% of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	Mark Bruk Suite 302 738 Broughton Street Vancouver, BC, Canada V6G3A7	10,000,000	100%	71.43%	76.92%	83.33%	90.90%
	All Officers and Directors as a Group (1 person)	10,000,000	100%	71.43%	76.29%	83.33%	90.90%

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Bruk is the only "promoter" of our company.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company

DESCRIPTION OF SECURITIES

CAPITAL STOCK

Our authorized capital stock consists of 65,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Our common stock

The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•

have unlimited voting rights, with each share being entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our preferred stock

At this time we have no plans to issue any preferred stock. Our Articles of Incorporation authorize the board of directors, without stockholder action, to provide for the issuance of preferred stock in one or more series and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto. For example, our board of directors can determine the voting rights relating to preferred stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of preferred stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of preferred stock of any series in the event of liquidation, dissolution, or winding up of the affairs of our company, the rights, if any, of holders of preferred stock of any series to convert or exchange such preferred stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of our company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

PREEMPTIVE RIGHTS AND NON-CUMULATIVE VOTING

Our stockholders do not have preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by our company. Also our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, if fully subscribed, Mark Bruk, our present stockholder will own approximately 71% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest future earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in our control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090 or emailing publicinfo@sec.gov. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

DISCLOSURE OF THE COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our Bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation.  The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.  The term “expenses” includes, without limitation, attorneys’ fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

We are a development-stage company incorporated on October 1, 2007, in the State of Nevada, to enter into the financial account card market with a proprietary patent pending financial account card product and related services that we intend to develop. At this time, our founder, Mark Bruk, believes that a competing single financial account card product does not exist in the marketplace and that he will be successful in receiving a patent in respect of his non-provisional patent application, which was filed with the United States Patent and Trademark Office on May 31, 2007. On October 15, 2007, our founder licensed to us, on an exclusive basis, all worldwide rights, title and interest in and to his non-provisional patent application.

To date, our operations have been limited to researching the financial account card market and the technologies which we can use to develop and market our financial account card product and related services. We have not yet implemented our business model or developed our website. To date, we have generated no revenues from our operations.

OUR BUSINESS

We plan to provide to personal and business consumers, a new single financial account card (similar in form to a charge card or credit card), which new single financial account card is linked to multiple financial accounts. This single financial account card would reduce the security risk associated with carrying multiple cards around, and it would be able to access multiple financial accounts for a single purchase. In this way, varying amounts of available funds or available credit lines associated with these multiple financial accounts would be available to a cardholder for a single purchase, reducing the likelihood of a rejection of the purchase.

MARKET OPPORTUNITY

The recent growth in the financial account card market, including the co-branded and affinity card markets, has stimulated demand for a convenient method and associated systems, which can assist a consumer in managing his/her many financial account cards.

We intend to enter this market with a unique product and related services built upon our founder’s invention. Due solely to our product’s ability to reduce security risks associated with carrying multiple cards, while not reducing the importance of the many other features our financial account card and related services provide, we believe there is a substantial market opportunity for our financial account card and related services.

U.S. CREDIT CARD MARKET

In 2004, there were 1.3 billion credit cards in circulation in the United States, of which 574 million were VISA and MasterCard accounts. In 2005, the U.S. credit card industry mailed 6 billion credit card offers, an average of 6 offers per household per month. According to the U.S. Federal Reserve, in 1998 the average number of credit cards per card holder was 4.2.

MARKET FOR THE SINGLE FINANCIAL ACCOUNT CARD

The use of financial cards for conducting financial transactions is ubiquitous. People use financial cards to purchase a variety of goods and services. Two principal types of financial cards are credit cards and debit cards. Typically, a credit card represents a line of credit that has been issued from a financial institution to an individual, the cardholder. The credit card allows the cardholder to purchase goods and services against the line of credit. The line of credit is associated with an account and that account has certain terms governing how credit is extended to the cardholder. Typical terms include an annual interest rate charged on the amount of money actually lent to the cardholder, a grace period that allows the cardholder to pay for purchases without incurring interest charges, annual fees for the account, and other fees, such a late payment fees. Credit cards may be issued by national card associations, such as American Express or DiscoverCard; a financial institution in conjunction with a national card association, such as a Bank of America, VISA, or MasterCard; or directly from a retailer, such as Macy’s or British Petroleum. Commonly, a cardholder would have many different credit cards at one time.

In contrast, a debit card, sometimes referred to as a check card, allows the cardholder to withdraw funds from the cardholder’s bank account. Instead of making a purchase on credit, as with a credit card, the purchase is made with funds that the cardholder actually has on hand. Generally, a debit card is issued from the financial institution that maintains the financial account containing the funds used for the purchases. This card may be the same card used to receive cash from automated teller machines (ATMs). In some cases, a national card association, such as VISA, may sponsor a debit card, such that the card is honored wherever a VISA credit card is honored. Even in this case, funds are still taken directly from the financial account, rather than against an established line of credit. Often, a cardholder would have both credit cards and debit cards.

Credit card and debit card purchase transactions follow the same general process. A cardholder makes a purchase from a merchant and presents a card to pay for the purchase. The information from the card is taken by the merchant and sent, along with information about the purchase and merchant, to a transaction processor. This transaction processor may be a card association, like American Express, or a third-party vendor, who provides a service to financial institutions by authorizing financial card transactions. For a credit card purchase, the transaction processor compares the amount of the transaction with the amount of available credit on the account and either approves the purchase or declines the purchase. For example, a cardholder may have a VISA card account from Bank of America  with a $2,500 credit limit. In other words, Bank of America has extended the cardholder $2,500 worth of credit. This cardholder may have only $1,000 of available credit on the account. This situation occurs when the cardholder has made $1,500 worth of other purchases that have yet to be paid. If the cardholder tries to purchase a $1,200 television set, that transaction would be declined, since the cardholder has only $1,000 of available credit. Conversely, if the cardholder tries to purchase a meal for $50, that transaction would be approved.

For debit cards, the process is comparable, except the transaction is checked against available funds in an account. At the end of the day, funds are transferred from the account associated with the debit card to the merchant. Often, debit card transactions require a cardholder to enter a personal identification number (PIN) to complete the transaction. A PIN provides an added layer of security, preventing an unauthorized user from accessing the financial account. Of course, some credit cards may also require a PIN in the transaction process.

The prevalence of credit card and debit card transactions has led to individuals having a large number of financial card accounts. One problem with this proliferation of cards is that, if a cardholder loses her wallet, then the loss typically must be reported to a large number of card issuers and a large number of cards have to be replaced. The cardholder is often also at risk for a certain amount of charges on a lost card, such as the first $50 charged. With multiple cards, this charge may be incurred for each lost card.

Another issue with a credit or debit card is that the card is linked to a single credit line or account. Should a purchase exceed the available credit limit or available funds in an account, the cardholder is subjected to a rejected or declined transaction. The cardholder may have to have the merchant go through a few accounts before one is found that has sufficient funds or available credit limit to satisfy the transaction.

What is needed is a single financial card that can be linked to multiple credit and debit accounts. This single account would reduce the security risk associated with carrying multiple cards around. The single financial card would be able to access multiple accounts for a single purchase. In this way, varying amounts of available funds or available credit lines associated with these multiple accounts would be available to a cardholder for a single purchase, reducing the likelihood of a rejection of the purchase.

DESCRIPTION OF OUR FINANCIAL ACCOUNT CARD AND RELATED SERVICES

We intend to provide a financial account card (similar to a credit card) and related services, which are based upon our founder’s patent-pending invention relating to a system and method for processing financial transactions. The invention relates to processes and systems that allow multiple financial accounts to be represented by a single financial account and for processing financial transactions associated with the single financial account.

Our founder’s invention provides systems and methods for associating multiple financial accounts with a single multi-card account. The single multi-card account may allow a cardholder to determine an order for processing a financial transaction among the multiple financial accounts. This ordering, or ranking, may be dependent on the type of financial transaction. Also, the cardholder may allow partial payments from multiple financial accounts, such that a single purchase could be allocated to multiple accounts associated with the multi-card account. These systems and methods minimize the number of cards a cardholder must carry, thus minimizing the chance of losing cards or otherwise having an unauthorized use of an account and also minimizing the chance of a rejection of a transaction.

The invention also provides a system for processing a financial transaction. This system includes: a managing module, operable to receive a ranking of a plurality of existing financial accounts comprising a multi-card account, wherein the ranking is the preferred order for which the existing financial accounts should be accessed to fund the financial transaction; and a transaction processing module, operable to process an authorization request for a financial transaction associated with a multi-card account, where the processing is based on the ranking of the plurality of existing financial accounts.

The invention provides for a multi-card for purchasing goods or services. The multi-card includes a plurality of existing financial accounts where the plurality of financial accounts comprise a ranking indicating the preferred order for which the existing financial accounts should be accessed to fund the financial transaction.

COMPETITIVE ADVANTAGES

Wet may compete with traditional financial account card providers, such as American Express, VISA, MasterCard, DiscoverCard, etc. However, we will offer a product and related services, which enhance a consumers experience using these providers’ financial cards and as such, may partner with, rather than compete with, such traditional financial account card providers. At this time, our founder, Mark Bruk, believes that a competing single financial account card product does not exist in the marketplace.

MARKETING

Our initial marketing efforts may include:

•

Participating in the finance services industry’s trade shows;

•

Direct marketing to consumers;

•

Trade Magazine and online advertising;

•

Approaching consumer finance services industry organizations, such as the Association of Independent Consumer Credit Counseling Agencies and the Canadian Bankers Association.

STAFFING

As of October 31, 2007, we have no permanent staff other than our sole officer and director, Mark Bruk, who is our President, Secretary, Treasurer and sole director. Mr. Bruk is employed elsewhere and has the flexibility to work on our company approximately 10-12 hours per week. He is prepared to devote more time to our operations as may be required. He is being paid a salary of $25 per hour at present for time spent working on our business.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no employees other than our current sole officer and director, Mark Bruk. Effective as of October 1, 2007, we agreed to pay Mr. Bruk a professional services’ fee of $25 per hour for time spent on our business. Mr. Bruk agreed to have any monies owing to him in relation to his services be considered a loan to our company. Mr. Bruk’s fee will accrue each month and will be added to any outstanding loan amount. We presently do not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our director for time spent as a director.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes that appear elsewhere in this registration statement and prospectus.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 7.

Our audited consolidated financial statements are stated in U.S. dollars and are prepared in accordance with United States generally accepted accounting principles.

COMPANY OVERVIEW

We are a development-stage company organized to enter into the financial account card market with a proprietary patent pending financial account card product and related services that we intend to develop. We expect to provide to personal and business consumers, a new single financial account card (similar in form to a charge card or credit card), which new single financial account card is linked to multiple financial accounts. This single financial account card would reduce the security risk associated with carrying multiple cards around, and it would be able to access multiple financial accounts for a single purchase. In this way, varying amounts of available funds or available credit lines associated with these multiple financial accounts would be available to a cardholder for a single purchase, reducing the likelihood of a rejection of the purchase. We have recently commenced business operations and have not generated any revenues.

PLAN OF OPERATION

Over the twelve month period starting upon the effective date of this registration statement, we must raise capital and start the staged design, development, production, packaging and distribution of our financial account card and related services (including our website), and initiate sales and marketing activities.

The first stage is to prototype the financial account card (the logo, layout and colors to be used), the related services (the features and functions to be provided) and our website (the look and feel and features). This is estimated to cost $10,000. We expect to complete this stage within 180 days of the effective date of this registration statement.

The next stage is to complete the design of the financial account card (the logo, layout and colors to be used), the related services (the features and functions to be provided) and our website (the look and feel and features). This is estimated to cost $20,000. We expect to complete this stage within 240 days of the effective date of this registration statement.

The final stage is production of a limited number of financial account cards and the development of the website, with limited functionality. This is estimated to cost $10,000. We expect to complete this stage within 360 days of the effective date of this registration statement.

If we can complete these stages and we receive a positive reaction from our potential customers, we will attempt to raise additional money through a private placement, public offering or long-term loans to begin test marketing our financial account card to attract prospective customers from North American credit card holders. We will also continue to refine the related services and optimize our marketing efforts from the market feedback we receive during the test marketing phase. We do not at this time have an estimate for this stage.

At present, Mark Bruk, our sole officer and director, in addition to his investment in our common stock, has invested $19,652 in our company. He is willing to make additional financial commitments, but the total amount that he is willing to invest has not yet been determined. At the present time, we have not made any arrangements to raise additional cash other than through this offering; however, we intend to raise additional capital through private placements once we gain a quotation on the Over-The-Counter Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial product development. Once we begin building our Internet website, we will hire an independent consultant to build the website. We also intend to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

We have no current plans, preliminary or otherwise, to merge with any other entity.

LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2007, we had $6,466 cash on hand and in the bank. Management believes this amount will not satisfy our cash requirements for the next twelve months and as such we will need to either raise additional proceeds and/or our sole officer and director will need to make additional financial commitments to our company, neither of which is guaranteed. After the completion of this offering, we plan to satisfy our future cash requirements - primarily the working capital required for the development of our financial account card and related services, our marketing campaign, and to offset legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering planned at present.

Management believes that if subsequent private placements are successful, we may generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through a private placement offering we will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, we are highly dependent upon the success of the anticipated private placement offering described herein and failure thereof would result in our having to seek capital from other resources such as debt financing, which may not even be available to us. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of our common stock or secure debt financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

The staged development of our financial account card and related services (including our website) will continue over the next 12 months. Other than hiring independent consultants to design, develop and market our financial account card and related services (including our website), we do not anticipate obtaining any further products or services. We do not expect the purchase or sale of plant or any significant equipment and we do not anticipate any change in the number of our employees. Our current material commitments include the total costs of the planned offering as provided herein, estimated at $16,003.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our financial account card and related services. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our business strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year. Our success or failure will be determined by our ability to develop our financial account card and related services.

On October 15, 2007, we issued 10,000,000 common shares to Mark Bruk, our sole officer and director, for cash proceeds of $10,000, or $0.001 per share. As of October 31, 2007, we had a note payable to Mr. Bruk totaling $17,751. The note represents patent filing fees paid by him totaling $17,259 and cash advances for the payment of general corporate expenses of $1,583.

OFF BALANCE SHEET ARRANGEMENTS

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  We do not engage in trading activities involving non-exchange traded contracts.

DESCRIPTION OF PROPERTY

We do not own any real estate or other properties. Our office is located at 738 Broughton Street, Suite 302, Vancouver, British Columbia V6G 3A7, Canada and our telephone number is (775) 720-1362 and our fax number is (866) 386-6365.

Effective as of October 15, 2007, we entered into a patent license agreement with Mark Bruk, our sole officer and director, whereby Mr. Bruk granted us a fully paid-up, worldwide exclusive license to the pending patent to Mr. Bruk relating to his invention in the field of financial account cards. The license allows us to make, use, offer for sale, sell, lease, rent and export the products and related services covered under the pending patent. In consideration for the license, we agreed to pay Mr. Bruk all out-of-pocket expenses in respect of the patent and be solely responsible for all future expenses in respect of the patent. The license is granted on a royalty-free basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 15, 2007, we issued a total of 10,000,000 shares of common stock to Mark Bruk, our sole officer and director, for total cash consideration of $10,000. This was accounted for as a purchase of common stock.

Effective as of October 15, 2007, we entered into a patent license agreement with Mr. Bruk. For more information regarding the patent license agreement, see “Description of Property”.

Effective as of October 1, 2007, we entered into a shareholder loan agreement with Mr. Bruk, whereby Mr. Bruk agreed to loan us funds, as required, to operate our business. The term of the loan is indefinite, and the loan can be repaid at any time, in part or in full. There are no interest payments during the life of the loan, but the repayment amount will include all interest that accrues while the loan is outstanding. The interest rate on the loan is 7.50% and will accrue annually. For the purpose of calculating interest owing on the outstanding loan amount, the outstanding loan amount will be recalculated at the end of each month, until the loan is fully repaid, taking into account any (i) new funds loaned to us by Mr. Bruk, and (ii) payments to Mr. Bruk by us, which payments will be applied on a last-in, first-out basis.

Our sole director is not independent because Mark Bruk is an executive officer of our company. The determination of independence of a director has been made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock.  We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock.  None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933.  Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company’s common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1)

1% of the number of shares of the subject company’s common stock then outstanding which, in our case, will equal approximately 100,000 shares as of the date of this prospectus; or

(2)

the average weekly trading volume of the subject company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 10,000,000 shares of our common stock that may be sold pursuant to Rule 144 after October 15, 2007.  Rule 144 applies to the 10,000,000 shares of our common stock except that subparagraph (k) of Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company.  Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

Shares purchased in this offering, which will be immediately resaleable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

We are registering 4,000,000 shares of our common stock under the Securities Act of 1933 for sale. There is currently 1 holder of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company.  There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock.  However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock may be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”.  “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

We have made provisions for paying cash and/or non-cash compensation to our sole officer and director. At the present time, he is accruing a salary of $25 per hour for time spent working on our business.

The following table sets forth the compensation paid by us from inception on October 1, 2007 through October 31, 2007. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to October 31, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark Bruk President	2007	$500	Nil	Nil	Nil	Nil	Nil	Nil	$500

We did not pay any other salaries in 2007. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At present, we have no employees other than our current sole officer and director, Mark Bruk. Effective as of October 1, 2007, we agreed to pay Mr. Bruk a professional services’ fee of $25 per hour for time spent on our business. Mr. Bruk agreed to have any monies owing to him in relation to his services be considered a loan to our company. Mr. Bruk’s fee will accrue each month and will be added to any outstanding loan amount. If there is sufficient cash flow available from our future operations, we may in the future enter into a written employment agreement with our sole officer and director, or enter into employment agreements with future key staff members.

DIRECTOR COMPENSATION

Our director is not compensated by us for acting as such.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, our company.  Nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERT

Our financial statements for the period from inception on October 1, 2007 through October 31, 2007 included in this prospectus have been audited by HJ & Associates, LLC; Certified Public Accountants, 50 West Broadway, Suite 600, Salt Lake City, Utah 84101, as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. Our audited financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States.

Our financial statements for the period from October 1, 2007 (date of inception) to October 31, 2007 immediately follow:

KUNEKT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

OCTOBER 31, 2007

HJ & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Kunekt Corporation

Carson City, Nevada

We have audited the balance sheet of Kunekt Corporation as of October 31, 2007, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the month ended October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kunekt Corporation as of October 31, 2007, and the results of its operations and its cash flows for the month ended October 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & ASSOCIATES, LLC

HJ & Associates, LLC

Salt Lake City, Utah

November 30, 2007

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

50 WEST BROADWAY, SUITE 600, SALT LAKE CITY, UTAH 84101

TEL (801) 328-4408   FAX (801) 328-4461

KUNEKT CORPORATION

(A Development Stage Company)

Balance Sheet

ASSETS
October 31, 2007

CURRENT ASSETS

Cash	$6,466
Prepaid expenses	187

Total Current Assets	6,653

OTHER ASSETS

Patents (Note 3)	17,259

Total Other Assets	17,259

TOTAL ASSETS	$23,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
October 31, 2007

CURRENT LIABILITIES

Accounts payable	$1,401
Accrued wages	500
Notes payable – related party (Note 2)	17,751

Total Current Liabilities	19,652

TOTAL LIABILITIES	19,652

STOCKHOLDERS’ EQUITY

Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued and outstanding	-

Common stock, $0.001 par value, 65,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000
Deficit accumulated during the development stage	(5,740)

Total Stockholders’ Equity	4,260

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,912

The accompanying notes are an integral part of these financial statements.

KUNEKT CORPORATION

(A Development Stage Company)

Statement of Operations

From Inception on October 1, 2007, Through October 31, 2007

REVENUE	$-

EXPENSES

Professional and legal fees	3,351
Officer wages	500
Incorporation costs	1,143
General and administrative	746

Total Expenses	5,740

LOSS BEFORE INCOME TAX EXPENSE	(5,740)

Income tax expense	-

NET LOSS	$(5,740)

BASIC AND FULLY DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,333,333

The accompanying notes are an integral part of these financial statements.

KUNEKT CORPORATION

(A Development Stage Company)

Statement of Stockholders’ Equity

	Common Stock		Paid-in	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage

Balance, October 1, 2007 (inception)	-	$-	$-	$-

Common stock issued for cash At $0.001 per share	10,000,000	10,000	-	-

Net loss for the period ended October 31, 2007	-	-	-	(5,740)

Balance, October 31, 2007	10,000,000	$10,000	$-	$(5,740)

The accompanying notes are an integral part of these financial statements.

KUNEKT CORPORATION

(A Development Stage Company)

Statement of Cash Flows

From Inception on October 1, 2007, Through October 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(5,740)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in assets and liabilities:
(Increase) decrease in prepaid assets	(187)
Increase in accounts payable	310
Increase in accrued expenses	500

Net Cash Used by Operating Activities	(5,117)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of stock	10,000
Proceeds from related party notes	492

Net Cash Provided by Financing Activities	11,583

INCREASE IN CASH	6,466

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$6,466

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

CASH PAID FOR:

Interest	$-
Income taxes	$-

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Note payable issued for patents	$17,259

The accompanying notes are an integral part of these financial statements.

KUNEKT CORPORATION

(A Development Stage Company)

 Notes to the Financial Statements

For the Period Ended October 31, 2007

NOTE 1 -

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.

Organization

Kunekt Corporation ("the Company") was incorporated in the State of Nevada as a for-profit company on October 1, 2007 and established a fiscal year end of October 31.  The Company is a development-stage company organized to enter into the financial account card market with a proprietary patent pending financial account card product and related services that the Company intends to develop. The Company expects to provide to personal and business consumers, a new single financial account card (similar in form to a charge card or credit card), which new single financial account card is linked to multiple financial accounts. This single financial account card would reduce the security risk associated with carrying multiple cards around, and it would be able to access multiple financial accounts for a single purchase.  In this way, varying amounts of available funds or available credit lines associated with these multiple financial accounts would be available to a cardholder for a single purchase, reducing the likelihood of a rejection of the purchase.

b.

Basis of Presentation

The Company uses the accrual method of accounting for financial purposes and has elected October 31 as its year-end.

c.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosers.  Accordingly, actual results could differ from those estimates.

d.

Fixed Assets

Fixed assets are recorded at cost.  Major additions and improvements are capitalized.  Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred.  Depreciation of property and equipment is determined on a straight-line basis over the expected useful lives.

The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment.

e.

Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets".  SFAS 144 develops one accounting model (based on the model in SFAS 121) for long-lived assets that are to be disposed of by sale, and addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. This requirement eliminates APB30's requirement that discontinued operations be measured at net realizable value or that entities include under discontinued operations in the financial statements amounts for operating losses that have not yet occurred. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction.

KUNEKT CORPORATION

(A Development Stage Company)

 Notes to the Financial Statements

For the Period Ended October 31, 2007

NOTE 1 -

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash, accounts payable, and accrued liabilities, approximate fair value due to their short maturities.

g.

Revenue

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company has not generated any revenue since its inception.

h.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

i.

Recent Accounting Pronouncements

On December 16, 2004 the FASB issued SFAS No. 123(R), “Share-Based Payment” (SFAS 123(R)), which is an amendment to SFAS No. 123, “Accounting for Stock- Based Compensation”. SFAS 123(R) eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees”, and generally requires such transactions to be accounted for using a fair-value based method with the resulting cost recognized in the financial statements. SFAS 123(R) is effective for awards that are granted, modified or settled in cash during the first annual period beginning after June 15, 2005, or the year ending October 31, 2007 for the Company. In addition, this new standard will apply to unvested options granted prior to the effective date. The effect of adoption of SFAS 123(R) did not have a material impact on the Company.

In May 2005, the FASB issued FASB Statement No. 154, "Accounting Changes and Error Corrections” (SFAS 154). SFAS 154 replaces APB Opinion No. 20, "Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements" and represents another step in the FASB's goal to converge its standards with those issued by the IASB. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non- financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The effect of adoption of SFAS 154 did not have a material impact on the Company.

In February of 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" (SFAS 155), which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities a replacement of FASB Statement No. 125." SFAS 155 is effective

KUNEKT CORPORATION

(A Development Stage Company)

 Notes to the Financial Statements

For the Period Ended October 31, 2007

NOTE 1 -

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i.

Recent Accounting Pronouncements (Continued)

for all financial instruments issued or acquired after the beginning of an entity's first fiscal year that begins after September 15, 2006.  The effect of adoption of SFAS 155 did not have a material impact on the Company.

In March of 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140” (SFAS 156).  SFAS 156 amends SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities a replacement of FASB Statement No. 125," with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: (a) a transfer of the servicer’s financial assets that meets the requirements for sale accounting, (b) a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities, and (c) an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. SFAS 156 is effective for all servicing assets and liabilities as of the beginning of an entity's first fiscal year that begins after September 15, 2006.  The effect of adoption of SFAS 156 did not have a material impact on the Company.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes  – an interpretation of FASB Statement No. 109, Accounting for Income Taxes (SFAS No. 109)” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a return. Guidance is also provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The effect of adoption of FIN 48 did not have a material impact on the Company.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements” (SFAS 157).  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Where applicable, SFAS 157 clarifies and codifies related guidance within other generally accepted accounting principles. SFAS 157 is effective for fiscal years beginning after November 15, 2007.  The effect of adoption of SFAS 157 is not anticipated to have a material impact on the Company.

In September 2006, the FASB issued SFAS No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158).  SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  SFAS 158 also eliminates the option in SFAS 87 to measure plan assets and obligations up to three months prior to the financial statement date.  SFAS 158 is effective for fiscal years ending after December 15, 2006.  The adoption of SFAS 158 did not have an impact to the Company.

KUNEKT CORPORATION

(A Development Stage Company)

 Notes to the Financial Statements

For the Period Ended October 31, 2007

NOTE 1 -

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i.

Recent Accounting Pronouncements (Continued)

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159).  SFAS 159 permits entities to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  SFAS 159 is effective as of the first fiscal year beginning after November 15, 2007.  The effect of adoption of SFAS 159 is not anticipated to have a material impact on the Company.

j.

Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements as follows:

For the Period from Inception on October 1, Through October 31, 2007

Net loss	$(5,740)

Weighted average number of shares outstanding	5,333,333

Net loss per share	$(0.00)

Net loss per share is computed in accordance with SFAS No. 128, “Earning Per Share”, by dividing the net loss allocable to common stockholders by the weighted average number of shares of common stock outstanding.

k.

Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

KUNEKT CORPORATION

(A Development Stage Company)

 Notes to the Financial Statements

For the Period Ended October 31, 2007

NOTE 1 -

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k.

Provision for Taxes (Continued)

Net deferred tax assets and liabilities consist of the following components as of October 31:

2007
Deferred tax assets:

NOL carryover	$2,044

Deferred tax assets:
Accrued Liabilities	195

Deferred tax liabilities:	-

Valuation allowance	(2,239)

Net deferred tax assets and liabilities	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended October 31, 2007 due to the following:

2007

Book income (loss)	$(2,239)
Valuation allowance	2,239

$-

At October 31, 2007, the Company had net operating loss carryforwards of approximately $5,241 that may be offset against future taxable income from the year 2008 through 2028. No tax benefit has been reported in the October 31, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 2 -

RELATED PARTY TRANSACTIONS

Common Stock

On October 15, 2007, corporate officer Mark Bruk acquired all 10,000,000 of the Company’s outstanding common stock at a price of $0.001 per share, or $10,000.

KUNEKT CORPORATION

(A Development Stage Company)

 Notes to the Financial Statements

For the Period Ended October 31, 2007

NOTE 2 -

RELATED PARTY TRANSACTIONS (CONTINUED)

Accrued Expenses

On October 31, 2007, the Company’s sole officer and director, Mark Bruk, accrued $500 in wages payable, which represents having worked 20 hours during the period at an annual salary of $52,000.

Notes Payable

As of October 31, 2007, the Company had a note payable to an officer totaling $17,751.  The note represents patent filing fees paid by the shareholder totaling $17,259 and cash advances for the payment of general corporate expenses of $1,583.  The note is unsecured, due upon demand and accrues interest at the end of each month on the then outstanding balance on a last-in, first-out basis for new funds and payments at the rate of 7.50% per annum.

NOTE 3 -

PATENTS

Patent filing costs totaling $17,259 have been capitalized at October 31, 2007.  The patents are pending and are being developed, as such, they are not being amortized.  Management has determined that the economic life of the patents to be 10 years and amortization, over such 10-year period and on a straight-line basis, will begin once the patents have been issued.  The Company evaluates the recoverability of intangible assets, including patents on a continual basis utilizing the guidance of SFAS 142, “Goodwill and Other Intangible Assets”.  Several factors are used to evaluate intangibles, including, but not limited to, management’s plans for future operations, recent operating results and projected and expected undiscounted future cash flows.

NOTE 4 -

GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs.  Additionally, the Company has accumulated significant losses, has negative working capital, and a deficit in stockholders' equity.  All of these items raise substantial doubt about its ability to continue as a going concern.

Management's plans with respect to alleviating the adverse financial conditions that caused shareholders to express substantial doubt about the Company's ability to continue as a going concern are as follows:

The Company's current assets are not deemed to be sufficient to fund ongoing expenses related to the start up of planned principal operations.  If the Company is not successful in the start up of business operations which produce positive cash flows from operations, the Company may be forced to raise additional equity or debt financing to fund its ongoing obligations and cease doing business.

KUNEKT CORPORATION

(A Development Stage Company)

 Notes to the Financial Statements

For the Period Ended October 31, 2007

NOTE 4 -

GOING CONCERN (CONTINUED)

Management believes that the Company will be able to operate for the coming year by obtaining additional loans from Mr. Bruk, the sole officer and shareholder of the Company and from proceeds raised from an offering of its common stock.  However, there can be no assurances that management’s plans will be successful.  If additional funds are raised through the issuance of equity securities, the percentage ownership of the Company's then-current stockholders would be diluted.  If additional funds are raised through the issuance of debt securities, the Company will incur interest charges until the related debt is paid off.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are HJ & Associates, LLC, operating from their offices in Salt Lake City, Utah. There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____________________, 2008, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Bylaws provide that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our Bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation.  The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.  The term “expenses” includes, without limitation, attorneys’ fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by us, are as follows:

Accounting Fees and Expenses	$4,500
Legal Fees and Expenses	$10,300
SEC Registration Fees	$3
Miscellaneous Expenses	$1,200
TOTAL	$16,003

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES

On October 15, 2007, we issued 10,000,000 common shares to Mark Bruk, our sole officer and director, for cash proceeds of $10,000, or $0.001 per share. We issued 10,000,000 common shares relying on Section 4(2) of the Securities Act of 1933.

Item 27.  EXHIBITS

Exhibit Number	Description

3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1*	License Agreement for Non-Provisional Patent Application of Mark Bruk
10.2*	Shareholder Loan Agreement between Kunekt Corporation and Mark Bruk
23.1*	Consent of HJ & Associates, LLC
23.2*	Consent of Clark Wilson LLP (included in exhibit 5.1)

*

Filed herewith

Item 28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any additional or changed material information on the plan of distribution.

2.

For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchasers by means of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver in the Province of British Columbia, Canada on December 21, 2007.

KUNEKT CORPORATION

/s/ MARK BRUK

_____________________________

Mark Bruk

President and Director

(Principal Executive Officer,

Principal Financial Officer,

Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the date stated:

/s/ MARK BRUK

_____________________________

Mark Bruk

President and Director

(Principal Executive Officer,

Principal Financial Officer,

Principal Accounting Officer)

Dated: December 21, 2007